                                                                   Exhibit 10.66

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                        (Effective as of January 1, 2002)

                                Table of Contents
                                   (continued)

                                                                                                             Page
                                                                                                             ----
1.       Purposes................................................................................................1

2.       Definitions.............................................................................................1

3.       Awards..................................................................................................3

4.       Vesting of Awards; Vesting and Dividend Rights on Restricted Shares.....................................4

5.       Termination of Employment for Good Reason, Death, Disability, or Not for Cause..........................5

6.       Termination for Cause or Not for Good Reason............................................................5

7.       Change in Control.......................................................................................6

8.       Beneficiary Designation.................................................................................6

9.       Payment to Guardian.....................................................................................7

10.      Withholding; Payroll Taxes..............................................................................7

11.      Source of Funds and Shares..............................................................................7

12.      Administration..........................................................................................7

13.      Nonalienation of Benefits...............................................................................8

14.      Shareholder Approval of FFO Goals.......................................................................8

15.      Amendment and Termination...............................................................................9

16.      No Contract of Employment...............................................................................9

17.      Applicable Law..........................................................................................9

18.      Successors..............................................................................................9

19.      Headings................................................................................................9

20.      Number and Gender.......................................................................................9

APPENDIX A.......................................................................................................1

APPENDIX B.......................................................................................................1

APPENDIX C.......................................................................................................1

APPENDIX D.......................................................................................................1

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                        (Effective as of January 1, 2002)


                                    PREAMBLE

   WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") and PREIT Services, LLC (the "Company") desire to establish a long-term incentive plan for the benefit of certain officers of the Trust and the Company;

   NOW, THEREFORE, effective as of January 1, 2002, the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan is hereby adopted by the Trust and the Company under the following terms and conditions:

   1. Purposes. The purposes of the Plan are (i) to help motivate certain officers of the Trust and the Company to reach and exceed challenging corporate goals for the Trust of profitability and growth, and (ii) to help focus the attention of the eligible officers on critical financial indicators that measure the Trust's success.

   2. Definitions

      (a) "Award" means an award of Performance Units or Restricted Shares to a Participant.

      (b) "Board" means the Board of Trustees of the Trust.

      (c) "Cause" means "Cause" as the term is defined in a Participant's Employment Agreement.

      (d) "Change of Control" means "Change of Control" as the term is defined in a Participant's Employment Agreement.

      (e) "Committee" means the Executive Compensation and Human Resources Committee of the Board, to whom responsibility for administering the Plan is delegated under Section 12.

      (f) "Company" means PREIT Services, LLC, a Delaware limited liability company.

      (g) "Corporate Goals" means the annual financial goals, set forth in Appendix A attached hereto for 2002 and established by the Committee for 2003 and 2004, in order for a Participant to vest (at least in part) in the portion of his Award of Restricted Shares subject to such Corporate Goals. The Committee shall establish the specific measures for such Corporate Goal(s) before the beginning of the 2003 and 2004 Performance Periods. In creating these measures, the Committee shall use one or more of the following business criteria: per-Share FFO net operating income, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, earnings per Share, operating profit margin, net income margin, cash flow, and/or sales growth. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index. In addition, the Committee shall receive recommendations on these criteria from a management committee formed for the purpose of providing such recommendations.

      (h) "Disability" means "disability" as the term is defined in a Participant's Employment Agreement.

      (i) "Effective Date" means January 1, 2002.

      (j) "Employer" means the Trust and the Company.

      (k) "Employment Agreement" means the agreement entered into by the Participant and the Trust or the Company (as applicable) setting forth the terms and conditions of the Participant's employment, as amended and then in effect.

      (l) "Equity Incentive Plan" means the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan.

      (m) "Excess Revenues" means revenues from either lease terminations or recoveries from bankrupt or insolvent tenants in excess of the stated rent on the relevant real estate for a one-year period, provided that any portion of such revenues in respect of real estate that, on or before December 31, 2004, has been re-leased at a market rental or sold shall be excluded from Excess Revenues.

      (n) "FFO" means "funds from operations" of the Trust as publicly reported by the Trust with respect to the Performance Period or 2004, as the case may be.

      (o) "FFO Goals" means the goals relating to FFO in 2004, set forth in Appendix B attached hereto, which the Trust must meet in order for a Participant to vest (at least in part) in his Performance Units. The FFO Goals shall be subject, if applicable, to the following adjustments: (i) in the event of either
(A) any single sale or series of related sales by the Trust and its subsidiaries during any fiscal year after December 31, 2001 of 10 percent or more of the real estate assets of the Trust and its subsidiaries or (B) the issuance during any fiscal year after December 31, 2001 of shares of beneficial interest of the Trust and partnership units in PREIT Associates, L.P. which together represent more than 10 percent of the total number of such shares of beneficial interest and such partnership units outstanding at the beginning of the applicable fiscal year, the Committee, taking into account the consideration received therefor and the use thereof, shall make such adjustment with respect to the FFO Goals as, in the good faith judgment of the Committee, shall be appropriate so that the events described above shall not affect, either positively or negatively, the ability of the Trust to achieve the FFO Goals; (ii) "funds from operations" in 2004 for purposes of determining FFO under the Plan for 2004 shall be calculated without regard to the accrual in 2004 of any payments for Performance Units that are determined to be payable in 2005; and (iii) if "funds from operations" in 2004 includes Excess Revenues, an amount equal to the Excess Revenues, reduced (but not below zero) by revenues lost during 2004 due to tenant bankruptcies or insolvencies occurring after December 31, 2001, shall be deducted from "funds from operations" in determining FFO for purposes of the Plan for 2004.

      (p) "Good Reason" means "Good Reason" as the term is defined in a Participant's Employment Agreement.

      (q) "Grant Date" means the date as of which the Participant's Restricted Shares and Performance Units are granted to him pursuant to his Employment Agreement.

      (r) "Participant" means (i) each of the individuals whose names are set forth in Appendix C attached hereto as designated to receive an Award under the Plan and (ii) any other individual who holds the office of Executive Vice President or a higher office and to whom the Committee grants Performance Units under the Plan.

      (s) "Performance Period" means the calendar year (2002, 2003, or 2004) for which specific Corporate Goals are established by the Committee.

      (t) "Performance Unit" means an Award that grants a Participant the potential for a payment in cash (or for a payment in a combination of cash and up to 50 percent in Shares) if an FFO Goal is met, subject to the restrictions set forth in Section 4(b). Each Performance Unit shall have a value of $1.00.

      (u) "Plan" means the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan, effective as of January 1, 2002, and as it may be amended from time to time.

      (v) "Restricted Shares" means an Award that grants a Participant Shares subject to the restrictions set forth in Section 4(a).

      (w) "Share" means a share of beneficial interest in the Trust, par value $1.00.

      (x) "Trust" means the Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

      (y) "Trustee" means a member of the Board.

   3. Awards

      (a) Restricted Shares. Each Participant shall be granted under the Equity Incentive Plan the number of Restricted Shares set forth next to his name in Appendix C attached hereto. Such Restricted Shares will be subject to the terms of this Plan, as well as to the terms of the Equity Incentive Plan.

      (b) Performance Units. A total of 4.95 million Performance Units are authorized for insurance under the Plan. Each Participant listed in Appendix C attached hereto shall be granted the number of Performance Units that equals the value of the Performance Unit Award set forth next to his name in such Appendix. Each other Participant (if any) designated by the Committee on or before December 31, 2002, shall be granted a number of Performance Units determined by the Committee, also on or before December 31, 2002, in its sole discretion.

   4. Vesting of Awards; Vesting and Dividend Rights on Restricted Shares

      (a) Restricted Shares. One-half of a Participant's Restricted Shares shall be subject to time vesting and one-half of the Restricted Shares shall be subject to performance vesting.

          (1) Time Vesting. Each Participant shall vest in (i.e, have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) one-third of his Restricted Shares that are subject to time vesting on and after the first February 15 after each of the Performance Periods.

          (2) Performance Vesting. Each Participant shall vest in (i.e, have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) one-third of his Restricted Shares that are subject to performance vesting upon the Committee's written determination that the Trust has attained the highest Corporate Goal set forth in Appendix A attached hereto (for 2002) or hereafter set by the Committee (for 2003 and 2004). If the Trust attains less than the lowest Corporate Goal for the Performance Period, one-third of the Participant's Restricted Shares subject to performance vesting shall be forfeited. If the Trust attains at least the lowest Corporate Goal but less than the highest Corporate Goal for a Performance Period, the Participant shall vest in the percentage of one-third of his Restricted Shares subject to performance vesting as set forth in Appendix A (for 2002) or decided by the Committee (for 2003 and 2004). Appendix A attached hereto states the various Corporate Goals and the resulting vesting for the 2002 Performance Period only. The Committee shall determine for the 2003 and 2004 Performance Periods the various Corporate Goals and the resulting vesting for each of those Performance Periods.

          (3) Voting and Dividend Rights. A Participant shall have voting rights on nonvested Restricted Shares (both those that are subject to time vesting and those that are subject to performance vesting) and receive as compensation (subject to the withholding of applicable taxes) an amount equal to the dividends that otherwise would have been payable to the Participant had the Participant been vested in such Restricted Shares on the date of their original issuance.

      (b) Performance Units. Each Participant shall have the right to receive a cash (or cash and up to 50 percent in Shares, as determined by the Committee) payment equal to the value of the Participant's Performance Units following the Committee's written determination that the Trust has attained FFO of at least $3.24/Share for 2004. Such payment shall be made within the 90-day period after such determination. If the Trust attains FFO of less than $3.12/Share for 2004, all of the Participant's Performance Units shall be forfeited. If the Trust attains FFO of less than $3.24/Share for 2004 but at least $3.12/Share, the Participant's payment shall equal the value of his Performance Units times the applicable percentage set forth in Appendix B attached hereto.

      (c) Committee Determination. Within 90 days of the end of each Performance Period, the Committee shall provide each Participant with a written determination of whether the Trust has or has not attained any of the Corporate Goals for such Performance Period and the calculations used to make such determination. Within 90 days of the end of the 2004 Performance Period, the Committee shall provide each Participant with a written determination of whether the Trust did or did not attain any of the FFO Goals for 2004.

   5. Termination of Employment for Good Reason, Death, Disability, or Not for Cause. If a Participant ceases to be an employee of the Trust or the Company for Good Reason, death, or Disability, or if the Participant is terminated by the Trust or the Company but not for Cause, as the case may be, the following shall apply:

      (a) Restricted Shares

          (1) Time-Vested Shares. All Restricted Shares subject to time vesting that were not vested prior to the Participant's termination of employment shall immediately vest upon such termination.

          (2) Performance-Based Shares. A portion of the Restricted Shares subject to performance vesting for the Performance Period in which the Participant's termination of employment occurs shall vest to the extent (as described in Section 4(a)(2)) the Trust achieves the Corporate Goals applicable to such Performance Period. Such portion shall equal the product of the number of such Restricted Shares subject to such Performance Period (i) multiplied by the applicable percentage determined pursuant to Section 4(a)(2) for such Performance Period and then (ii) multiplied by a fraction the numerator of which is the number of days in such Performance Period prior to the Participant's termination of employment and the denominator of which is the total number of days in such Performance Period. The Participant shall not vest in any Restricted Shares for any Performance Period following the Performance Period in which occurs his termination of employment. If the Participant was an employee of the Trust or the Company on the last day of the Performance Period preceding the Performance Period in which his termination of employment occurs but not on the date on which full or partial vesting (or forfeiture) occurs (i.e., the date on which the Committee determines that the Trust has (or has not) attained the Corporate Goals for the preceding Performance Period), he shall become vested in (or forfeit) the same number of Restricted Shares as he would have had his employment continued until such determination is made

      (b) Performance Units. If the Participant's termination of employment occurs prior to December 31, 2004, then the Participant's Performance Units shall vest (if at all) and be paid to the extent they would have vested and been paid under Section 4(b) if the Participant had remained an employee of the Trust or the Company until the date on which the Committee determines that the Trust has (or has not) attained any of the FFO Goals for 2004.

   6. Termination for Cause or Not for Good Reason. If a Participant terminates his employment not for Good Reason or is terminated by the Trust or the Company for Cause, all unvested Awards shall be immediately forfeited.

   7. Change in Control

      (a) Restricted Shares. Notwithstanding any other provision of this Plan, all outstanding Restricted Shares previously awarded to a Participant (both time-based and performance-based) shall become fully vested upon a Change in Control if the Participant is an employee of the Trust or the Company on the date of the Change in Control. If (i) the Participant terminated employment before the date of the Change in Control for Good Reason, death, or Disability, or was terminated before such date by the Trust or the Company but not for Cause (and thus became vested in his time-based Restricted Shares under Section 5(a)(1)), and (ii) the Change in Control occurs on or before the end of the Performance Period in which the Participant's termination of employment occurs, a portion of the Participant's Restricted Shares subject to performance vesting for such Performance Period shall immediately vest upon such Change in Control. Such portion shall equal the product of the number of such Restricted Shares subject to such Performance Period multiplied by a fraction the numerator of which is the number of days in such Performance Period prior to the Participant's termination of employment and the denominator of which is the number of days in such Performance Period ending with the date of the Change in Control. The Participant shall not vest in any Restricted Shares for any Performance Period following the Performance Period in which occurs his termination of employment.

      (b) Performance Units. Notwithstanding any other provision of this Plan, all Performance Units awarded to a Participant shall become fully vested upon a Change in Control if the Participant is an employee of the Trust or the Company on the date of the Change in Control and shall be paid to the Participant within the 90-day period after the Change in Control. If (i) the Participant terminated employment before the date of the Change in Control for Good Reason, death, or Disability, or was terminated before such date by the Trust or the Company but not for Cause, and (ii) the Change in Control occurs on or before the end of 2004, a portion of the Participant's Performance Units shall immediately vest upon such Change in Control and shall be paid to the Participant within the 90-day period after the Change in Control. Such portion shall equal the product of the number of such Performance Units multiplied by a fraction the numerator of which is the number of days on and after the Effective Date prior to the Participant's termination of employment and the denominator of which is the number of days commencing on the Effective Date and ending with the date of the Change in Control.

   8. Beneficiary Designation

      (a) Each Participant shall designate the person or persons as his beneficiary or beneficiaries to whom his Performance Units shall be paid in the event of his death prior to the payment of the Performance Units to him. Each beneficiary designation shall be substantially in the form set forth in Appendix D attached hereto and shall be effective only when filed with the Committee during the Participant's lifetime.

      (b) Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

      (c) If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant's Performance Units to be distributed as follows:

          (1) to the Participant's surviving spouse; or

          (2) if the Participant has no surviving spouse, then to the Participant's estate.

   9. Payment to Guardian. If an amount is payable under this Plan to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Committee may direct the payment of the amount to the guardian, legal representative, or person having the care and custody of the minor, incompetent, or incapable person. The Committee may require proof of incompetency, minority, incapacity, or guardianship as the Committee may deem appropriate prior to the payment. The payment shall completely discharge the Committee, the Trustees, the Trust, and the Company from all liability with respect to the amount paid.

   10. Withholding; Payroll Taxes. The Employer shall withhold from payments made under the Plan any taxes required to be withheld from a Participant's compensation for Federal, state, or local income tax.

   11. Source of Funds and Shares. This Plan shall be unfunded, and the payment of Performance Units hereunder shall be made from the general assets of the Employer. Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the value of his Performance Units determined hereunder, and the Participant shall have no right, title, or interest in any specific asset that the Employer may set aside, earmark, or identify as for the payment of Performance Units under the Plan. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. If the Committee determines to pay a portion of a Participant's Performance Units in Shares, such Shares shall come from the Equity Incentive Plan or from treasury Shares, as is determined by the Committee in its sole discretion. All Restricted Shares shall come from the Equity Incentive Plan.

   12. Administration

      (a) In General. This Plan shall be administered by the Committee. The Committee shall have the authority to:

          (1) determine the specific Corporate Goals and resulting vesting that are applicable for the 2003 and 2004 Performance Periods and inform each Participant accordingly;

          (2) designate, on or before December 31, 2002, any additional individual to become a Participant in the Plan and grant Performance Units to him, also on or before December 31, 2002, provided such individual holds the office of Executive Vice President or a higher office;

          (3) interpret any disputed provision of the Plan; and

          (4) determine all questions concerning Awards under the Plan.

Any remaining dispute with a Participant shall be settled by arbitration pursuant to the arbitration provision in the Participant's Employment Agreement.

      (b) Records and Reports. The Committee (or its designee) shall keep a record of the Committee's actions and shall maintain all books of account, records, and other data as necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor. Any Participant shall have access to the books of account, records and other data pertaining to the Plan generally and to such Participant's own rights under the Plan upon written request and during normal business hours; provided, however, that no Participant shall have the right to view data pertaining to any other Participant in the Plan. Upon written request, the Committee shall provide each Participant with an explanation of the Corporate Goals and the calculations used to determine the extent to which they have been attained.

      (c) Indemnification for Liability. Each Employer shall indemnify the members of the Committee from and against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to their gross negligence or willful misconduct.

   13. Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the Awards or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such Awards and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant or his beneficiary. Neither the Participant nor his beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary to receive death benefits provided hereunder. In cases of marital dispute, the Employer shall observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Employer harmless from any harm that arises out of its obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

   14. Shareholder Approval of FFO Goals. This Plan shall become effective as of January 1, 2002; provided, however, that if the "material terms" (within the meaning of Treas. Reg. ss. 1.162-27(e)(4)(i) or any successor thereto) of the FFO Goals are not approved by the shareholders of the Trust, in the manner described in Section 15(b), at the 2002 annual meeting of such shareholders, Performance Units granted hereunder shall be null and void and no additional Performance Units shall be granted hereunder. If the shareholders should decide not to approve the material terms of the FFO Goals, such decision shall have no effect on the award or vesting of Restricted Shares under the Plan.

   15. Amendment and Termination

      (a) Amendment and Termination. The Chief Executive Officer of the Trust (the "CEO") may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the CEO, are necessary and desirable. In addition, the Trustees reserve the right to amend the Plan, by written resolution, at any time and from time to time in any fashion, and to terminate it at will except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) -

          (1) a modification of the material terms of the FFO Goals, within the meaning of Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto; and

          (2) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Shares are listed.

      (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote of the shareholders.

      (c) No Adverse Effect. No amendment or termination of the Plan shall adversely affect any Award already granted under the Plan without the consent of the affected Participant(s).

   16. No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Employer or to continue in the employ of the Employer.

   17. Applicable Law. This Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws).

   18. Successors. This Plan shall bind and inure to the benefit of the Trust and the Company and their successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Trust or the Company, and the successors of any such corporation or other business entity.

   19. Headings. The headings of the Sections of the Plan are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

   20. Number and Gender. Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.

         IN WITNESS WHEREOF, the Pennsylvania Real Estate Investment
Trust and PREIT Services, LLC have caused these presents to be duly executed this 22nd day of March, 2002.

                                 PENNSYLVANIA REAL ESTATE
                                 INVESTMENT TRUST


                                 By: /s/ Jonathan B. Weller
                                     --------------------------------------


                                 PREIT SERVICES, LLC

                                 By: PREIT Associates, L.P., its sole member

                                     By: Pennsylvania Real Estate Investment
                                         Trust, the general partner of PREIT
                                         Associates, L.P.


                                 By: /s/ Jonathan B. Weller
                                     --------------------------------------

                                   APPENDIX A

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

        VESTING IN RESTRICTED SHARES FOR CORPORATE GOAL ACHIEVED IN 2002*
        -----------------------------------------------------------------

                                              Percentage of Performance-Based
Corporate Goal Achieved                       Restricted Share Award Vested
-----------------------                       -----------------------------

At least $2.78 FFO/Share                      33 [OBJECT OMITTED]%
but less than $2.79 FFO/Share

At least $2.79 FFO/Share                      50%
but less than $2.80 FFO/Share

At least $2.80 FFO/Share                      80%
but less $2.81 FFO/Share

At least $2.81 FFO/Share                      90%
but less than $2.82 FFO/Share

Equal to or greater than $2.82 FFO/Share      100%

* If less than $2.78 FFO/Share is achieved for 2002, one-third of the Participant's performance-based Restricted Share Award shall be forfeited. The specific Corporate Goal achievements that will result in vesting for the 2003 and 2004 Performance Periods shall be determined by the Committee in its discretion provided that the resulting vesting for the achievement of the lowest Corporate Goal shall not be less than 33 1/3%.

                                   APPENDIX B

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

           VESTING IN PERFORMANCE UNITS FOR FFO GOAL ACHIEVED IN 2004
           ----------------------------------------------------------

FFO Goal Achieved*                        Percentage of Performance Units Vested
------------------                        --------------------------------------

At least $3.12 FFO/Share                  33 [OBJECT OMITTED]%
but less than $3.18 FFO/Share

At least $3.18 FFO/Share                  66 [OBJECT OMITTED]%

but less than $3.24 FFO/Share

Equal to or greater than $3.24 FFO/Share  100%

* If less than $3.12 FFO/Share is achieved for 2004, all of the Participant's Performance Units shall be forfeited.

                                   APPENDIX C

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                             PARTICIPANTS AND AWARDS

                                                       Value of
                                                       Restricted                Number of                   Value of
Name                      Title                        Share Award               Restricted Shares(1)        Performance Unit Award
----                      -----                        -----------               --------------------        ----------------------
R. Rubin                  CEO                          $600,000                  25,952                      $1,200,000

J. Weller                 President/COO                $450,000                  19,464                      $  900,000

G. Rubin                  President/PSLLC & PRI        $330,000                  14,273                      $  700,000

J. Coradino               EVP/Retail                   $315,000                  13,625                      $  600,000

D. Grayson                EVP/Development              $300,000                  12,976                      $  550,000

J. Linn                   SVP/Acquisitions Secretary   $150,000                   6,488                      $  300,000

----------------
(1) This number of Restricted Shares was calculated by dividing the value of the Participant's Restricted Share Award by the average closing price (rounded to two decimal places; so that the $23.115 average was rounded to $23.12) of a Share during the 20 trading days preceding February 15, 2002. The number of Restricted Shares so calculated was then rounded to the nearest whole Restricted Share; so that, for example, 14,273.356 Restricted Shares were rounded to 14,273 Restricted Shares.

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


                                   APPENDIX D

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                          BENEFICIARY DESIGNATION FORM


         This Form is for your use under the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan (the "Plan") to name a beneficiary for the Performance Units payable to you from the Plan. You should complete the Form, sign it, have it signed by your Employer, and date it.

*  *  *  *

         I understand that in the event of my death before I receive Performance Units payable to me under the Plan, the Performance Units will be paid in a single sum to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime cancels all prior beneficiary designations previously filed by me for the Plan.

         I hereby state that__________________________________ [insert name], residing at_____________________________________ [insert address], whose Social
Security number is__________________________________ , is designated as my beneficiary.


________________________________                     ___________________________
Signature of Participant                             Date

                                                     ___________________________
                                                     ACCEPTED:

                                                     ___________________________
                                                     [Insert Name of Employer]



                                                     By:________________________

                                                     ___________________________
                                                     Date


                                      D-1